Exhibit 99.1

Saba Announces First Quarter Fiscal Year 2009 Results

Redwood Shores, Calif., October 9, 2008 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported financial results for its first quarter of fiscal year 2009 ended August 31, 2008.

First Quarter Results

Total GAAP revenues in the first quarter of fiscal 2009 were $25.3 million compared to $25.5 million in the same quarter last year. OnDemand revenue increased to $4.9 million in the first quarter of fiscal 2009 from $4.4 million in the first quarter of fiscal 2008 and license revenue was $3.0 million in the first quarter of fiscal 2009 compared to $4.7 million in the same quarter last year.

Total license and OnDemand bookings in the first quarter of fiscal 2009 increased 15% over the same period of the prior fiscal year, with OnDemand bookings increasing to comprise more than two-thirds of such total license and OnDemand bookings in the first quarter of fiscal 2009. Accordingly, total revenues during the first quarter of fiscal 2009 were negatively impacted by this continued shift toward an OnDemand business model as well as by contractual terms included in a number of license transactions signed during the quarter that precluded revenue recognition on those licenses.

On a GAAP basis, net loss was $2.2 million, or $0.08 per share, in the first quarter of fiscal 2009 compared to a net loss of $2.4 million, or $0.08 per share, in the same quarter last year. First quarter fiscal 2009 results include $0.7 million of non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions.

On a non-GAAP basis, the first quarter of fiscal 2009 and the first quarter of fiscal 2008 were both approximately breakeven.

Cash generated from operations was $0.6 million during the first quarter of fiscal 2009.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions, and non-cash charges related to acquisition accounting, share-based compensation and acquisition-related tax effects. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“Total revenues in the first quarter of fiscal 2009 do not reflect our overall bookings strength primarily due to the mix of products and services sold in the quarter,” said Bobby Yazdani, Chairman and CEO of Saba. “Despite the challenging economic climate, we believe our goal of significantly improving profitability in fiscal 2009 is readily attainable.”

Key Customer Wins and Significant Developments in the First Quarter

During the first quarter, Saba signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including: ArvinMeritor, Dalton Education, Deloitte Touche Thomatsu, Future Electronics, IBM, Media Saturn, Origin Energy, Siemens Medical Solutions, Sydney Water, Tata Consultancy, Trinity Health Corporation, United Surgical Partners International and University of Connecticut Health Center.

In addition, Saba recently announced a number of industry accolades and awards garnered by its product offerings, including:

•	Saba’s position in the Leaders Quadrant of the 2008 Gartner Magic Quadrant for Corporate Learning Systems (CLS);

•	Saba’s position in the Visionaries Quadrant of the 2008 Gartner Magic Quadrant for Web Conferencing; and

•	Saba’s winning of the top award in the “Excellence in LMS” category of Chief Learning Officer Magazine’s Learning in Practice Awards.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal year 2009, ending May 31, 2009, Saba confirms its prior guidance of anticipated GAAP net earnings per share of approximately breakeven on a basic and diluted basis and non-GAAP net earnings per share of approximately $0.25 on a basic and diluted basis. Saba expects fiscal 2009 revenues to be slightly less than prior guidance, primarily as a result of the impact of foreign exchange rates on previous non-US Dollar denominated bookings for offerings that generate Saba’s recurring revenue streams and the lower license revenues in the first quarter of fiscal 2009. Saba expects to generate positive cash from operations in the second quarter of fiscal 2009 and approximately $7.0 million for the full 2009 fiscal year.

The fiscal year 2009 non-GAAP outlook excludes the estimated non-cash amortization of intangibles (approximately $3.7 million), estimated charges related to share-based compensation expenses (approximately $2.4 million), and estimated non-cash acquisition-related tax expenses (approximately $1.5 million).

Conference Call

Saba will host a teleconference Thursday, October 9, 2008, commencing at 2:00 p.m. Pacific Time, to discuss the first quarter of fiscal year 2009 financial results. All interested parties may listen by dialing 888-428-4480 or +1-651-291-5254, access code 960247, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling is 800-475-6701 or +1-320-365-3844 and entering code 960247, after 5:30 p.m. Pacific Time on October 9, 2008.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP revenue and GAAP and non-GAAP net earnings per share, non-cash amortization of intangibles, charges related to share-based compensation expenses, non-cash income tax expenses and cash from operations, as well as the statement regarding our belief that our goal of significantly improving profitability in fiscal 2009 is readily attainable. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form10-K for the fiscal year ended May 31, 2008 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include ABN AMRO, Alcatel-Lucent, Bank of Tokyo-Mitsubishi UFJ, BMW, Caterpillar, CEMEX, Cisco Systems, Daimler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Kaiser Permanente, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Renault, Royal Bank of Scotland, Scotiabank, Singapore Ministry of Finance, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Tata Consultancy Services, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-581-2500.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Contact:

Carol Rice-Murphy, Interim Chief Financial Officer, +1-650-581-2500

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Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2008	May 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,546	$16,624
Restricted cash	360	360
Accounts receivable, net	21,372	22,095
Prepaid expenses and other current assets	2,686	2,893

Total current assets	39,964	41,972
Property and equipment, net	5,798	5,239
Goodwill	37,674	37,708
Purchased intangible assets, net	11,530	12,459
Other assets	1,540	1,553

Total assets	$96,506	$98,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,442	$4,017
Accrued compensation and related expenses	5,571	5,912
Accrued expenses	4,489	4,568
Deferred revenue	28,296	29,257
Current portion of debt and lease obligations	725	658

Total current liabilities	44,523	44,412
Deferred revenue	1,431	2,028
Other long-term liabilities	1,337	1,386
Accrued rent	2,445	2,363
Debt and lease obligations, less current portion	145	254

Total liabilities	49,881	50,443
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	256,334	255,637
Treasury stock	(233)	(232)
Accumulated deficit	(209,089)	(206,875)
Accumulated other comprehensive loss	(417)	(72)

Total stockholders’ equity	46,625	48,488

Total liabilities and stockholders’ equity	$96,506	$98,931

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended August 31,
	2008	2007
Revenues:
License	$2,958	$4,730
License updates and product support	8,641	8,817
OnDemand	4,918	4,427
Professional services	8,782	7,478

Total revenues	25,299	25,452

Cost of revenues:
Cost of license	213	195
Cost of license updates and product support	2,207	2,221
Cost of OnDemand	2,426	1,631
Cost of professional services	5,916	5,414
Amortization of acquired developed technology	295	294

Total cost of revenues	11,057	9,755

Gross profit	14,242	15,697
Operating expenses:
Research and development	4,286	4,208
Sales and marketing	7,107	9,267
General and administrative	4,341	3,807
Amortization of purchased intangible assets	634	634

Total operating expenses	16,368	17,916

Loss from operations	(2,126)	(2,219)
Interest income (expense) and other, net	71	(19)

Loss before provision for income taxes	(2,055)	(2,238)
Provision for income taxes	159	118

Net loss	$(2,214)	$(2,356)

Basic and diluted net loss per share	$(0.08)	$(0.08)

Shares used in computing basic and diluted net loss per share	29,151	28,859

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended August 31,
	2008	2007
GAAP net loss	$(2,214)	$(2,356)
Plus:
Fair value adjustment to deferred revenue	—	12
Share-based compensation expense	590	1,329
Amortization of acquired developed technology and purchased intangible assets	929	1,009
Non-operating costs	672	—

Non-GAAP net loss	$(23)	$(6)

Net income (loss) per share:
GAAP net loss per share	$(0.08)	$(0.08)
Plus:
Fair value adjustment to deferred revenue	0.00	0.00
Share-based compensation expense	0.02	0.05
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03
Non-operating costs	0.03	0.00

Non-GAAP net income per share	$0.00	$0.00

Shares used in computing basic and diluted net income (loss) per share	29,151	28,859

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with Centra Software, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs primarily include legal and accounting fees. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.